UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

FRED'S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices)

(901) 365-8880

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Fred’s, Inc. has announced that it has named Michael K. Bloom (54) as the Company's President and Chief Operating Officer, effective January 12, 2015. Bloom brings to Fred's more than 30 years of experience in small-box general merchandising, supply chain management and store operations. Most recently, he served as the President and Chief Operating Officer of Family Dollar Stores, Inc.

Prior to Family Dollar, Mr. Bloom spent more than 20 years with CVS Caremark Corporation, holding a variety of positions with increasing responsibilities in merchandising and operations and rising finally to Executive Vice President of Merchandising, Marketing, Advertising, and Supply Chain. Before joining CVS, Bloom spent 10 years in merchandising and operations management with Virginia-based Peoples Drug Stores and the Florida division of Toronto-based Shoppers Drug Mart Corporation.

In connection with his employment with Fred’s, Inc., Mr. Bloom entered into a three-year employment agreement (the Agreement) with the Company, which will be automatically extended annually for an additional one year term unless either party provides six months notice to the other party prior to the end of the term. The Agreement provides an annual base salary of $500,000, increasing to $550,000 in fiscal year 2016.

Mr. Bloom will also participate in the Company’s annual incentive plan, which has both cash and equity components. During the first year of the Agreement, Mr. Bloom will be eligible to receive a minimum cash incentive bonus equal to 50% of his base salary and restricted shares equal to $400,000, each based upon the achievement of pre-defined goals agreed upon by Mr. Bloom, the Chief Executive Officer and the Board of Directors. Upon joining the Company, Mr. Bloom also received restricted shares equal to $1,000,000 divided by the fair market value on the date of the grant, January 12, 2015. Restrictions will lapse ratably on an annual basis over a four year period beginning on the first anniversary of the grant date.

There are no family relationships between Mike Bloom and any other officer or director of the Company, and Mr. Bloom has not participated in any transactions with the Company that, in the aggregate, exceed $120,000.

The aforementioned terms do not constitute the entire Agreement, which is attached hereto as Exhibit 10.32.

Additionally, on January 9, 2015, Reggie E. Jacobs, Executive Vice President – Corporate Services, Distribution and Transportation resigned from those positions. Mr. Jacobs is a named executive officer of the Company. Effective immediately, Mr. Bloom will assume responsibility for these duties until a successor is named.

ITEM 8.01. OTHER EVENTS.

On January 12, 2015, The Board of Directors of Fred's Inc. announced that it has named Mike K. Bloom President and Chief Operating Officer. The full text of the press release announcing Mr. Bloom’s appointment to President and Chief Operating Officer is set forth in Exhibit 99.1 to this report and is incorporated herein by reference. The information in this report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	10.32	Employment Agreement, effective January 12, 2015, between the Company and Mike K. Bloom.
	99.1	Press Release issued by Fred's, Inc., dated January 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date: January 13, 2015	By:	/s/ Jerry A. Shore
Jerry A. Shore
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

10.32	Employment Agreement, effective January 12, 2015, between the Company and Mike K. Bloom.
99.1	Press release issued by Fred's, Inc. on January 12, 2015.